 EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Perma-Fix Environmental Services, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-158472, 333-115061, 33-85118, 333-14513, 333-43149, 333-70676, and 333-87437) and Form S-8 (No. 333-153086, 333-124668, 333-110995, 333-80580, 333-3664, 333-17899, 333-25835, and 333-76024) of Perma-Fix Environmental Services, Inc. and subsidiaries (the “Company”) of our reports dated March 15, 2012, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

/s/BDO USA, LLP

Atlanta, Georgia
March 15, 2012